Designated Filer:	Brookfield Asset Management Inc.
Issuer & Ticker Symbol:	General Growth Properties, Inc. (GGP)
Date of Event Requiring Statement:	January 27, 2011

Exhibit 99.1 - Explanation of Responses

(1)	Shares of Common Stock received in a dividend paid by the Issuer on January 27, 2011.

(2)	Common Stock held directly by BRH.

(3)	Common Stock held directly by Brookfield Retail Holdings II LLC, a Delaware limited liability company (“BRH II”).

(4)	Common Stock held directly by Brookfield Retail Holdings III LLC, a Delaware limited liability company (“BRH III”).

(5)	Common Stock held directly by Brookfield Retail Holdings IV-A LLC, a Delaware limited liability company (“BRH IV-A”).

(6)	Common Stock beneficially owned by Brookfield Retail Holdings IV-B LLC, a Delaware limited liability company (“BRH IV-B”) and held in title by Brookfield US Retail Holdings LLC (“BUSRH”).

(7)	Common Stock beneficially owned by Brookfield Retail Holdings IV-C LLC, a Delaware limited liability company (“BRH IV-C”) and held in title by BUSRH.

(8)	Common Stock held directly by Brookfield Retail Holdings IV-D LLC, a Delaware limited liability company (“BRH IV-D”).

(9)
Common Stock held directly by Brookfield Retail Holdings V LP, a Delaware limited partnership (“BRH V” and, together with BRH, BRH II, BRH III, BRH IV-A, BRH IV-B, BRH IV-C and BRH IV-D, the “Investment Vehicles”).

(10)
Common Stock held directly by Brookfield Retail Holdings VI LLC, a Delaware limited liability company, wholly-owned subsidiary of BR Split II and indirect wholly-owned subsidiary of BAM (“BRH VI”).  Each of (i) BUSC, as a member of Brookfield Retail Split II LLC, a Delaware limited liability company and sole member of BRH VI (“BR Split II”), and shareholder of BRGP (the manager of BR Split II), (ii) BUSH, the sole shareholder of BUSC, (iii) Brascan, as the sole shareholder of BUSH, and (iv) BAM, as the sole shareholder of Brascan and the indirect sole shareholder of Brookfield (US) Investments Ltd., a Bermuda company, indirect wholly-owned subsidiary of BAM and member of BR Split II (“BIL”), may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares of Common Stock directly beneficially owned by BRH VI.  In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock held by BRH VI is reported herein.  Each of BUSC, BUSH, Brascan and BAM disclaims beneficial ownership of all shares of Common Stock that are beneficially owned by BRH VI, except to the extent of any indirect pecuniary interest therein.

(11)
BIL holds a Class B interest in each Investment Vehicle. BAM may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares of Common Stock directly beneficially owned by each Investment Vehicle. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock held by the Investment Vehicles is reported herein.  BAM disclaims beneficial ownership of all shares of Common Stock that are directly beneficially owned by the Investment Vehicles, except to the extent of any indirect pecuniary interest therein.

(12)
BRS, as the holder of Class A interests in each Investment Vehicle (other than BRH V), may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares of Common Stock and Warrants that are directly beneficially owned by each Investment Vehicle (other than BRH V). Each of (i) BRGP, as the general partner of BRS, (ii) BUSC, as the sole shareholder of BRGP and an indirect shareholder of BRS, (iii) BUSH, as the sole shareholder of BUSC, (iv) Brascan, as the sole shareholder of BUSH, and (v) BAM, as the sole shareholder of Brascan, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares of Common Stock that are directly beneficially owned by each Investment Vehicle (other than BRH V). In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock and Warrants held by the Investment Vehicles is reported herein.  Each of BRGP, BUSC, BUSH, Brascan and BAM disclaims beneficial ownership of all shares of Common Stock and Warrants that are beneficially owned by the Investment Vehicles, except to the extent of any indirect pecuniary interest therein.

(13)
Each of (i) BPIC, as the sole managing member of BRH and the holder of Class C interests in BRH, (ii) BPFH, as the sole general partner of BPIC, and (iii) Trilon, as the sole shareholder of BPFH, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares of Common Stock that are directly beneficially owned by BRH.  In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock held by BRH is reported herein.  Each of BPIC, BPFH and Trilon disclaims beneficial ownership of all shares of Common Stock that are beneficially owned by BRH, except to the extent of any indirect pecuniary interest therein.